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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 24, 1997

                             AFP Imaging Corporation
             (Exact Name of Registrant as Specified in its Charter)

New York                          0-10832          13-2956272
(State or other jurisdiction      (Commission      (I.R.S. Employer
of incorporation or               File Number)     Identification No.)
organization)

250 Clearbrook Road, Elmsford, New York             10523
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:   (914) 592-6100

          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.           Acquisition or Disposition of Assets.

                  On December 24, 1997, Dent-X International, Inc. ("Dent-X"), a New York Corporation and wholly owned subsidiary of AFP Imaging Corporation (the "Registrant"), purchased from ProDen SYSTEMS, INC., a Washington corporation (the "Seller"), all of the assets, properties and rights (the "Assets") of Seller's business, which is the developing, manufacturing and distribution of dental imaging equipment and the software used in connection therewith (the "Business").

                  The Registrant intends to continue to use the Assets in the Business.

                  The purchase price consisted of cash, notes payable and assumed liabilities totaling $3,950,083. The Registrant used internally generated equity funds, and did not incur additional bank debt.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits.

                  2.1 Asset Purchase Agreement dated December 24, 1997 among Dent-X, the Registrant, ProDen SYSTEMS, INC. and Cade Adams, sole shareholder of Seller (the "Asset Purchase Agreement").

                  2.2 Schedules and Exhibits have been omitted from the Asset Purchase Agreement but will be furnished supplementally by the Registrant to the Commission upon request.

                  99.1 Non-Negotiable $500,000 Promissory Note of the Registrant dated December 24, 1997.

                  99.2 Non-Negotiable Subordinated $2,500,000 Promissory Note of the Registrant dated December 24, 1997.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                AFP Imaging Corporation

Dated: January 8, 1998                          By:/s/ David Vozick
                                                   ----------------
                                                      David Vozick
                                                      Chairman of the Board


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Exhibit Index

Exhibit No.                            Description

      2.1 Asset Purchase Agreement dated December 24, 1997 among Dent-X International, Inc., AFP Imaging Corporation, ProDen SYSTEMS, INC. and Cade Adams (the "Asset Purchase Agreement").

      2.2 Schedules and Exhibits have been omitted from the Asset Purchase Agreement but will be furnished supplementally by the Registrant to the Commission upon request.


     99.1 Non-Negotiable $500,000 Promissory Note of the Registrant dated December 24, 1997.

     99.2       Non-Negotiable Subordinated $2,500,000
                Promissory Note of the Registrant dated
                December 24, 1997.